As filed with the Securities and Exchange Commission on May 8, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chesapeake Energy Corporation*

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6100 North Western Avenue Oklahoma City, Oklahoma 73118 (405) 848-8000	Aubrey K. McClendon Chairman of the Board and Chief Executive Officer 6100 North Western Avenue Oklahoma City, Oklahoma 73118 (405) 848-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James M. Prince, Esq.

Vinson & Elkins L.L.P.

2500 First City Tower

1001 Fannin Street

Houston, Texas 77002-6760

(713) 758-3710

(713) 615-5962 (Fax)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered / proposed maximum offering price per share/ proposed maximum offering price/ amount of registration fee
Convertible Senior Notes (2) Common Stock (2) Guarantees of Senior Notes (3)	(1)

(1)	An indeterminate aggregate initial offering price of the identified class is being registered as may be issued from time to time at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	This registration statement also covers an indeterminate number of shares of common stock that may be issued upon conversion of the convertible senior notes being registered.
(3)	Subsidiaries of Chesapeake Energy Corporation may fully and unconditionally guarantee on an unsecured basis the convertible senior notes of Chesapeake Energy Corporation. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the convertible senior notes being registered.

*	Includes certain subsidiaries of Chesapeake Energy Corporation identified below.

Chesapeake Eagle Canada Corp.

(Exact Name of Registrant As Specified In Its Charter)

New Brunswick, Canada	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Energy Louisiana Corporation

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1524569
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Energy Marketing, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1439175
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Operating, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1343196
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake South Texas Corp.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	41-2050649
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Nomac Drilling Corporation

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1606317
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Carmen Acquisition, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1604860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Appalachia, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	20-3774650
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Land Company, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	20-2099392
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake ORC, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	71-0934234
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Royalty, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1549744
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Gothic Production, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1539475
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Hodges Trucking Company, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1293811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Hawg Hauling & Disposal, LLC

(Exact Name of Registrant As Specified In Its Charter)

Delaware	06-1706211
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Bluestem Gas Services, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	20-0174765
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MC Mineral Company, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	61-1448831
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Gene D. Yost & Son, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	20-5550602
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Exploration Limited Partnership

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1384282
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Louisiana, L.P.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	73-1519126
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Chesapeake Sigma, L.P.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	27-0029884
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

MidCon Compression, L.L.C.

(Exact Name of Registrant As Specified In Its Charter)

Oklahoma	20-0299525
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Diamond Y Enterprise Incorporated

(Exact Name of Registrant As Specified In Its Charter)

Pennsylvania	26-0004174
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

PROSPECTUS

Chesapeake Energy Corporation

Convertible Senior Notes

We may from time to time offer and sell convertible senior notes. The convertible senior notes may be convertible into or exercisable or exchangeable for our common stock. We may offer and sell the convertible senior notes to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Each time convertible senior notes are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the convertible senior notes being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “CHK.” Our executive offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is (405) 848-8000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 8, 2007.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Chesapeake, “we,” or “our” are to Chesapeake Energy Corporation and its subsidiaries.

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FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations or forecasts of future events. They include statements regarding oil and gas reserve estimates, planned capital expenditures, the drilling of oil and gas wells and future acquisitions, expectations of closing and the impact of the pending committed acquisitions as described in this prospectus, expected oil and gas production, cash flow and anticipated liquidity, business strategy and other plans and objectives for future operations and expected future expenses. Statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in the accompanying prospectus supplement and in the information incorporated by reference in this prospectus and include:

•	the volatility of oil and gas prices;

•	our level of indebtedness;

•	the strength and financial resources of our competitors;

•	the availability of capital on an economic basis to fund reserve replacement costs;

•	our ability to replace reserves and sustain production;

•	uncertainties inherent in estimating quantities of oil and gas reserves, projecting future rates of production and the timing of development expenditures;

•	uncertainties in evaluating oil and gas reserves of acquired properties and associated potential liabilities;

•	inabilities to effectively integrate and operate acquired companies and properties;

•	unsuccessful exploration and development drilling;

•	declines in the values of our oil and gas properties resulting in ceiling test write-downs;

•	lower prices realized on oil and gas sales and collateral required to secure hedging liabilities resulting from our commodities price risk management activities;

•	the negative effect lower oil and gas prices could have on our ability to borrow;

•	drilling and operating risks;

•	adverse effects of governmental and environmental regulation; and

•	losses possible from pending or future litigation.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov and on our website at www.chkenergy.com (click on “Investor Relations” and then “SEC Filings”). Information contained on our website is not part of this prospectus. In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may view a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website.

The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•

the description of our common stock contained in our Form 8-B dated December 31, 1996 (SEC File No. 001-13726) , including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock;

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our Annual Meeting of Stockholders held on June 8, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007; and

•

our current reports on Form 8-K filed on January 16, 2007, January 19, 2007, January 23, 2007, February 2, 2007, February 6, 2007, February 23, 2007, March 16, 2007, April 17, 2007, May 2, 2007 (two reports on same date) and May 4, 2007 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Jennifer M. Grigsby, Secretary, Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, by mail, or if by telephone at (405) 848-8000.

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USE OF PROCEEDS

We will use the net proceeds from sales of convertible senior notes as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

	Three-Months Ended March 31,			Year Ended December 31,
	2007		2006	2006	2005		2004		2003		2002
Ratio of earnings to fixed charges(1)	3.4	x	10.2x	7.3x	5.6	x	4.8	x	4.0	x	1.5	x
Ratio of earnings to fixed charges and preference dividends(1)	2.7	x	8.0x	5.6x	4.6	x	3.7	x	3.3	x	1.3	x

(1)	For purposes of determining the ratios of earnings to fixed charges and earnings to fixed charges and preference dividends, earnings are defined as net income before income taxes, cumulative effect of accounting changes, pretax gain or loss of equity investees, amortization of capitalized interest and fixed charges, less capitalized interest. Fixed charges consist of interest (whether expensed or capitalized and excluding the effect of unrealized gains or losses on interest rate derivatives), and amortization of debt expenses and discount or premium relating to any indebtedness. Preference dividends consist of preferred stock dividends “grossed up” to reflect the pre-tax amount.

DESCRIPTION OF CHESAPEAKE CONVERTIBLE SENIOR NOTES

A description of the convertible senior notes will be set forth in the applicable prospectus supplement.

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LEGAL MATTERS

In connection with particular offerings of the convertible senior notes in the future, and if stated in the applicable prospectus supplements, the validity of the issuance of the convertible senior notes and certain other legal matters will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. The common stock issuable upon the conversion of any convertible senior notes offered by this prospectus may be passed upon for us by Commercial Law Group, P.C. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of the oil and gas reserves of Chesapeake Energy Corporation and related future net cash flows and the present values thereof, included in Chesapeake’s Annual Report on Form 10-K for the year ended December 31, 2006, were based in part upon reserve reports prepared by Netherland, Sewell & Associates, Inc., Schlumberger Data and Consulting Services, Lee Keeling and Associates, Inc., Ryder Scott Company, L.P. and LaRoche Petroleum Consultants, Ltd., independent petroleum engineers. We have incorporated these estimates in reliance on the authority of each such firm as experts in such matters.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by Chesapeake Energy Corporation (sometimes referred to as the “Company” in this Part II of the registration statement) in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$	*
Fees and expenses of accountants		50,000
Fees and expenses of legal counsel		50,000
Printing expenses		25,000
Miscellaneous		—

Total		$125,000

*	Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Section 1031 of the Oklahoma General Corporation Act, under which Chesapeake is incorporated, authorizes the indemnification of directors and officers under certain circumstances. Article VIII of the Certificate of Incorporation of Chesapeake and Article VI of the Bylaws of Chesapeake also provide for indemnification of directors and officers under certain circumstances. These provisions, together with Chesapeake’s indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933 (the “Securities Act”), as amended. In addition, Chesapeake maintains insurance, which insures its directors and officers against certain liabilities.

The Oklahoma General Corporation Act provides for indemnification of each of Chesapeake’s officers and directors against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of Chesapeake, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, other than an action by or in the right of Chesapeake. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Chesapeake, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of Chesapeake brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of Chesapeake, or any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interest of Chesapeake, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to Chesapeake, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Article VIII of Chesapeake’s Certificate of Incorporation provides for indemnification of Chesapeake’s directors and officers. The Oklahoma General Corporation Act also permits Chesapeake to purchase and maintain insurance on behalf of Chesapeake’s directors and officers against any liability arising out of their status as such, whether or not Chesapeake would have the power to indemnify them against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

Chesapeake has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, Chesapeake will pay on behalf of the indemnitee any amount which he is or becomes legally obligated to pay because of (a) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of Chesapeake or an affiliate or (b) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of Chesapeake or an affiliate or is or was serving at the request of Chesapeake as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which Chesapeake would be obligated to make under an indemnification agreement could include damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds. Chesapeake also provides liability insurance for each of its directors and executive officers.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement:

1.1*	—	Form of Underwriting Agreement.

4.1**	—	Form of Convertible Senior Notes Indenture.

4.2*	—	Form of Convertible Senior Note.

5.1**	—	Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered.

5.2**	—	Opinion of Commercial Law Group, P.C. regarding the validity of the securities being registered.

12.1	—	Ratios of Earnings to Fixed Charges and Preferred Dividends. Incorporated herein by reference to Exhibit 12 to Chesapeake’s annual report on Form 10-K for the fiscal year ended December 31, 2006.

12.2	—	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends. Incorporated herein by reference to Exhibit 12 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007.

23.1**	—	Consent of PricewaterhouseCoopers LLP

23.2**	—	Consent of Netherland, Sewell & Associates, Inc.

23.3**	—	Consent of Schlumberger Data and Consulting Services

23.4**	—	Consent of Lee Keeling and Associates, Inc.

23.5**	—	Consent of Ryder Scott Company L.P.

23.6**	—	Consent of LaRoche Petroleum Consultants, Ltd.

23.7**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

23.8**	—	Consent of Commercial Law Group, P.C. (contained in Exhibit 5.2).

24.1**	—	Powers of Attorney (contained on signature pages).

25.1**	—	Form T-1 Statement of Eligibility and Qualification respecting the Convertible Senior Notes Indenture.

*	To be filed as an exhibit to a current report on Form 8-K of the registrant.
**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 8th day of May, 2007.

CHESAPEAKE ENERGY CORPORATION

By:	/S/ AUBREY K. MCCLENDON
Aubrey K. McClendon
Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon and Marcus C. Rowland, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post- effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2007

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 8, 2007

/S/ MICHAEL A. JOHNSON Michael A. Johnson	Senior Vice President—Accounting, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 8, 2007

/S/ RICHARD K. DAVIDSON Richard K. Davidson	Director	May 8, 2007

/S/ FRANK KEATING Frank Keating	Director	May 8, 2007

/S/ BREENE M. KERR Breene M. Kerr	Director	May 8, 2007

/S/ CHARLES T. MAXWELL Charles T. Maxwell	Director	May 8, 2007

/S/ MERRILL A. MILLER, JR. Merrill A. Miller, Jr.	Director	May 8, 2007

/S/ DON NICKLES Don Nickles	Director	May 8, 2007

/S/ FREDERICK B. WHITTEMORE Frederick B. Whittemore	Director	May 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on May 8, 2007.

CHESAPEAKE EAGLE CANADA CORP.

CHESAPEAKE ENERGY LOUISIANA CORPORATION

CHESAPEAKE OPERATING, INC.

CHESAPEAKE SOUTH TEXAS CORP.

DIAMOND Y ENTERPRISE INCORPORATED

GENE D. YOST & SON, INC.

NOMAC DRILLING CORPORATION

By:	/S/ MARCUS C. ROWLAND

Name:	Marcus C. Rowland
Title:	Executive Vice President— Finance and Chief Financial Officer

Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2007

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on May 8, 2007.

CARMEN ACQUISITION, L.L.C.

CHESAPEAKE APPALACHIA, L.L.C.

CHESAPEAKE LAND COMPANY, L.L.C.

CHESAPEAKE ORC, L.L.C.

CHESAPEAKE ROYALTY, L.L.C.

GOTHIC PRODUCTION, L.L.C.

HAWG HAULING & DISPOSAL, LLC

HODGES TRUCKING COMPANY, L.L.C.

MC MINERAL COMPANY, L.L.C.

MIDCON COMPRESSION, L.L.C.

By:	/S/ MARCUS C. ROWLAND

Name:	Marcus C. Rowland
Title:	Executive Vice President— Finance and Chief Financial Officer

Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or manager of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer and Manager (Principal Executive Officer)	May 8, 2007

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on May 8, 2007.

CHESAPEAKE ENERGY MARKETING, INC.

By:	/S/ MARCUS C. ROWLAND

Name:	Marcus C. Rowland
Title:	Executive Vice President— Finance and Chief Financial Officer

Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2007

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on May 8, 2007.

BLUESTEM GAS SERVICES, L.L.C.

By:	/S/ MARCUS C. ROWLAND

Name:	Marcus C. Rowland
Title:	Executive Vice President— Finance and Chief Financial Officer

Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer and Manager (Principal Executive Officer)	May 8, 2007

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on May 8, 2007.

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP CHESAPEAKE LOUISIANA, L.P. CHESAPEAKE SIGMA, L.P.

By:	Chesapeake Operating, Inc., as general partner of each respective entity

By:	/S/ MARCUS C. ROWLAND

Name:	Marcus C. Rowland
Title:	Executive Vice President—Finance and Chief Financial Officer

Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer and Director of Chesapeake Operating, Inc. (Principal Executive Officer)	May 8, 2007

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President—Finance and Chief Financial Officer of Chesapeake Operating, Inc. (Principal Financial and Accounting Officer)	May 8, 2007

INDEX TO EXHIBITS

1.1*	—	Form of Underwriting Agreement.

4.1**	—	Form of Convertible Senior Notes Indenture.

4.2*	—	Form of Convertible Senior Note.

5.1**	—	Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered.

5.2**	—	Opinion of Commercial Law Group, P.C. regarding the validity of the securities being registered.

12.1	—	Ratios of Earnings to Fixed Charges and Preferred Dividends. Incorporated herein by reference to Exhibit 12 to Chesapeake’s annual report on Form 10-K for the fiscal year ended December 31, 2006.

12.2	—	Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends. Incorporated herein by reference to Exhibit 12 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007.

23.1**	—	Consent of PricewaterhouseCoopers LLP

23.2**	—	Consent of Netherland, Sewell & Associates, Inc.

23.3**	—	Consent of Schlumberger Data and Consulting Services

23.4**	—	Consent of Lee Keeling and Associates, Inc.

23.5**	—	Consent of Ryder Scott Company L.P.

23.6**	—	Consent of LaRoche Petroleum Consultants, Ltd.

23.7**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

23.8**	—	Consent of Commercial Law Group, P.C. (contained in Exhibit 5.2).

24.1**	—	Powers of Attorney (contained on signature pages).

25.1**	—	Form T-1 Statement of Eligibility and Qualification respecting the Convertible Senior Notes Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.
**	Filed herewith.